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                                                                   Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

                Set forth below are certain subsidiaries of the
      continuing operations of E. I. du Pont de Nemours and Co. (DuPont).
                  Conoco Inc., 69.5 percent owned by DuPont,
          is a public company traded on the New York Stock Exchange.
       Conoco Inc. and its consolidated subsidiaries are not presented.



                       Name                            Organized Under Laws of
---------------------------------------------------    -----------------------

Camtex Fabrics Ltd. ...............................        England
DUKL Holdings Limited .............................        England
DuPont Agrichemicals Caribe, Inc. .................        Delaware
DuPont Agricultural Caribe Industries, Ltd. .......        Bermuda
DuPont Agricultural Chemicals Ltd. (80% owned) ....        China
DuPont Argentina S.A. .............................        Argentina
DuPont Asia Pacific, Ltd. .........................        Delaware
DuPont (Australia) Limited ........................        Australia
DuPont Automotive Coatings Belgium S.A. -
  N.V. - OEM ......................................        Belgium
DuPont Automotive Coatings GmbH and Co., K.G. .....        Germany
DuPont Canada Inc. (76.18% owned) .................        Canada
DuPont Chemical and Energy Operations, Inc. .......        Delaware
DuPont China Holding Co. Ltd. .....................        China
DuPont (China) Limited ............................        Delaware
DuPont (China) Limited (Hong Kong Co.) ............        Hong Kong
DuPont Commercial Flooring Systems, Inc. ..........        Georgia
DuPont Conid S.p.A. ...............................        Delaware
DuPont Coordination Center N.V. ...................        Belgium
DuPont Danmark A/S ................................        Denmark
DuPont de Colombia, S.A. ..........................        Colombia
DuPont Delaware, Inc. .............................        Delaware
DuPont de Nemours (Belgium) N.V. ..................        Belgium
DuPont de Nemours (Deutschland) GmbH ..............        Germany
DuPont de Nemours (Flandre), S.A. .................        France
DuPont de Nemours (France) S.A. ...................        France
DuPont de Nemours International S.A. ..............        Switzerland
DuPont de Nemours Italiana S.p.A. .................        Italy
DuPont de Nemours (Luxembourg) S.A. ...............        Luxembourg
DuPont de Nemours (Nederland) B.V. ................        The Netherlands
DuPont de Nemours Packaging S.A. ..................        France
DuPont Diagnostics, Inc. ..........................        Delaware
DuPont do Brasil S.A. .............................        Brazil
DuPont Dow Elastomers, L.L.C. (50% owned) .........        Delaware
DuPont Electronic Materials, Inc. .................        Delaware
DuPont Electronics Microcircuits
  Industries, Ltd. ................................        Bermuda
DuPont Energy Company .............................        Delaware
DuPont Engineered Parts N. V./S.A. ................        Belgium
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                       Name                            Organized Under Laws of
---------------------------------------------------    -----------------------

DuPont Engineering Products, S.A. .................       Luxembourg
DuPont Far Eastern Petrochemicals Ltd.
  (70% owned) .....................................       Taiwan
DuPont Feedstocks Company .........................       Delaware
DuPont Fibers (China) Ltd. (86.5% owned) ..........       China
DuPont Fibers Ltd. (98% owned) ....................       India
DuPont Foreign Sales Corporation ..................       Virgin Islands
DuPont Hongji Films Foshan Co. Ltd.
  (51% owned) .....................................       China
DuPont Iberica, S.A. ..............................       Spain
DuPont India Ltd. .................................       Delaware
DuPont International Trading, Inc. ................       Delaware
DuPont Kabushiki Kaisha ...........................       Delaware
DuPont-Kansai Automotive Coatings Company
  (60% owned) .....................................       Delaware
DuPont (Korea) Inc. ...............................       Republic of Korea
DuPont (New Zealand) Ltd. .........................       New Zealand
DuPont Operations, Inc. ...........................       Delaware
DuPont Operations Worldwide, Inc. .................       Delaware
DuPont Pharma, Inc. ...............................       Delaware
DuPont Pharmaceutical Company .....................       Delaware
DuPont Pharmaceuticals Co. P.R. (Puerto Rico
  Partnership) (50% owned) ........................       Puerto Rico
DuPont Photomasks, Inc. (68.60% owned) ............       Texas
DuPont Protein Technologies International, Inc. ...       Delaware
DuPont Qingdao Nylon Enterprise Ltd.
  (99.5% owned) ...................................       China
DuPont, S.A. de C.V. ..............................       Mexico
DuPont (Singapore) Pte. Ltd. ......................       Singapore
DuPont (Singapore) Fibres Pte. Ltd. (90% owned) ...       Singapore
DuPont Sverige AB .................................       Sweden
DuPont Taiwan Ltd. ................................       Taiwan
DuPont (Thailand) Co. Ltd. ........................       Thailand
DuPont Top Cross International, Inc. ..............       Illinois
DuPont Trading (Shanghai) Co., Ltd. ...............       China
DuPont Treasury Ltd. ..............................       England
DuPont Tribon Composites, Inc. ....................       Pennsylvania
DuPont (U.K.) Investments .........................       England
DuPont (U.K.) Limited .............................       England
E. I. DuPont India Ltd. ...........................       India
Holding DP, S.A. de C.V. ..........................       Mexico
Initiatives S.A. de C.V. ..........................       Mexico
Sentinel Transportation Company ...................       Delaware
Sporting Goods Properties Inc. ....................       Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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